Exhibit 5.1

April 28, 2017

Select Energy Services, Inc.
1820 North I-35, P.O. Box 1715
Gainesville, Texas 76241

        Re: Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel for Select Energy Services, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-1, to which this opinion is an exhibit, originally filed with the Securities and Exchange Commission on April 28, 2017 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement") relating to 16,100,000 shares of Class A common stock, par value $0.01 per share, of the Company (the "Shares") that may be sold by certain stockholders of the Company identified in the Registration Statement (the "Selling Shareholders") from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective.

        In connection with the opinion expressed herein, we have examined, among other things, (i) the Second Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (iii) the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or copies and the authenticity of the originals of such latter documents, (ii) that the parties to any executed documents, other than the Company, had the power, corporate or otherwise, to execute and deliver such documents, and the validity and binding effect thereof on such parties, (iii) that all information contained in all documents reviewed by us is true and correct, (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, (v) if applicable, a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and will comply with all applicable laws, and (vi) that the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement.

        Based upon and subject to the foregoing, we are of the opinion that the Shares are, and upon sale will continue to be, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Act and as described in the Prospectus and any prospectus supplement).

April 28, 2017 Page 2

        The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

        We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.